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                                                                    EXHIBIT 99.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            PS GROUP HOLDINGS, INC.

                 (AS FILED WITH THE DELAWARE SECRETARY OF STATE
                               ON MAY 30, 1997)
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                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            PS GROUP HOLDINGS, INC.

                                   ARTICLE I

  The name of this corporation is PS Group Holdings, Inc.

                                  ARTICLE II

  The address of this corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

  The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

  (A) The total number of shares of all classes of capital stock which this corporation shall have the authority to issue is eleven million five hundred thousand (11,500,000) shares, of which ten million five hundred thousand (10,500,000) shares shall be of the par value of $1.00 per share and designated "Common Stock" and one million (1,000,000) shares shall be of the par value of $1.00 per share and designated "Preferred Stock".

  (B) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

    (1) The designation of and number of shares constituting such series;

    (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other class of capital stock or series thereof and whether such dividends shall be cumulative or noncumulative;

    (3) Whether the shares of such series shall be subject to redemption by this corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

    (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

    (5) Whether or not the sales of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of this corporation, and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

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    (6) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and conditions of such voting rights;

    (7) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

    (8) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, this corporation.

                                   ARTICLE V

  (A) Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances ("Preferred Stock Rights"), the number of directors of this corporation shall be fixed and may be altered from time to time as may be provided in the By-laws. The directors of this corporation need not be stockholders therein.

  (B) Subject to any Preferred Stock Rights, unless the By-laws of this corporation are amended by the stockholders after the effectiveness of this provision to provide for the division of the directors into classes, at each annual meeting all directors shall be elected to hold office until their respective successors are elected and qualified or until their earlier resignation or removal. Subject to any Preferred Stock Rights, until such time as the stockholders of this corporation adopt any such By-law, any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

  (C) Subject to any Preferred Stock Rights, in the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his current term, or his prior death, retirement, resignation, or removal.

  (D) Subject to any Preferred Stock Rights, each director shall serve until the end of the term to which he was elected and until his successor is elected and qualified or until his death, retirement, resignation or removal, and any newly-created directorship or vacancy, whether arising through death, resignation or removal of a director or otherwise, shall, unless otherwise provided by law or by act of the Board of Directors, be filled only by a majority vote of the remaining directors, or by the sole remaining director if only one such director remains.

                                  ARTICLE VI

  All of the powers of this corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal By-laws made by the Board of Directors; provided, however, that By-laws shall not be adopted, altered, amended or repealed by the stockholders of the corporation except by the vote of the holders of not less than 66 2/3% of the outstanding shares of Common Stock.

                                  ARTICLE VII

  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

  Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

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                                 ARTICLE VIII

  Action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent.

                                  ARTICLE IX

  (A) Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Common Stock of this corporation, which shall include the affirmative vote of at least 50% of the outstanding shares of Common Stock held by stockholders other than a "related person" (as hereinafter defined), shall be required for the approval or authorization of any "business combination" (as hereinafter defined) of this corporation with any related person; provided, however, that such 66 2/3% voting requirement shall not be applicable if:

    (1) The business combination was approved by the Board of Directors of the corporation either (a) prior to the acquisition by such related person of the beneficial ownership of 20% or more of the outstanding shares of the Common Stock of the corporation, or (b) after such acquisition, but only so long as such related person has sought and obtained the unanimous approval by the Board of Directors of such acquisition of more than 20% of the Common Stock prior to such acquisition being consummated; or

    (2) The business combination is solely between this corporation and another corporation, 50% or more of the voting stock of which is owned by this corporation and none of which is owned by a related person; provided that each stockholder of this corporation receives the same type of consideration in such transaction in proportion to his stockholdings; or

    (3) All of the following conditions are satisfied:

      (a) The cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of this corporation in the business combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such related person in acquiring any of its holdings of this corporation's Common Stock or (ii) an amount which bears the same or a greater percentage relationship to the market price of this corporation's Common Stock immediately prior to the announcement of such business combination as the highest per share price determined in (i) above bears to the market price of this corporation's Common Stock immediately prior to the commencement of acquisition of this corporation's Common Stock by such related person, but in no event in excess of two times the highest per share price determined in (i), above; and

      (b) After becoming a related person and prior to the consummation of such business combination, (i) such related person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from this corporation (except upon conversion of convertible securities acquired by it prior to becoming a related person or upon compliance with the provision of this Article IX or as a result of a pro rata stock dividend or stock split) and (ii) such related person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation, or made any major changes in this corporation's business or equity capital structure; and

      (c) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not this corporation is then subject to such requirements, shall be mailed to the public stockholders of this corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any

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    outside directors, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of this corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for its services by this corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such related person and, if there are at the time any such directors, to be selected by a majority of the continuing directors and outside directors).

    (B) For purposes of this Article IX:

      (1) The term "business combination" shall mean (a) any merger or consolidation of this corporation with or into a related person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a related person, (c) any merger or consolidation of a related person with or into this corporation or a subsidiary of this corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to this corporation or a subsidiary of this corporation, (e) the issuance of any securities of this corporation or a subsidiary of this corporation to a related person, (f) the acquisition by this corporation or a subsidiary of this corporation of any securities of a related person, (g) any reclassification of Common Stock of this corporation, or any recapitalization involving Common Stock of this corporation, consummated within five years after a related person becomes a related person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination;

      (2) The term "related person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (defined below), "beneficially" owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934), in the aggregate 20% or more of the outstanding shares of the Common Stock of this corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity;

      (3) The term "substantial part" shall mean more than 10% of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

      (4) Without limitation, any shares of Common Stock of this corporation which any related person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such related person;

      (5) For the purposes of subparagraph (A)(3) of this Article IX, the term "other consideration to be received" shall include, without limitation, Common Stock of this corporation retained by its existing public stockholders in the event of a business combination with such related person in which this corporation is the surviving corporation; and

      (6) With respect to any proposed business combination, the term "continuing director" shall mean a director who was a member of the Board of Directors of this corporation immediately prior to the time that any related person involved in the proposed business combination acquired 20% or more of the outstanding shares of Common Stock of the corporation, and the term "outside director" shall mean a director who is not (a) an officer or employee of this corporation or any relative of an officer or employee, (b) a related person or an officer, director, employee, associate or affiliate of a related person, or a relative of any of the foregoing, or (c) a person having a direct or indirect material business relationship with this corporation.

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                                   ARTICLE X

  The provisions set forth in this Article X and in Articles V, VI, VIII and IX herein may not be repealed or amended in any respect, and no article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Common Stock of this corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding; provided, however, that if there is a related person (as defined in Article IX), such 66 2/3% vote must include the affirmative vote of at least 50% of the outstanding shares of Common Stock held by stockholders other than the related person.

                                  ARTICLE XI

  (A) TRANSFER RESTRICTIONS. In order to preserve the net operating loss carryforwards (including any "net unrealized built-in loss," as defined under applicable law), capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and other tax benefits (collectively, the "Tax Benefits") to which the corporation or any member of the corporation's "affiliated group" as that term is used in Section 1504 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (collectively, the "Code"), is or becomes entitled prior to the Expiration Date (as hereinafter defined) pursuant to the Code and the Treasury Regulations promulgated thereunder, as amended from time to time ("Treasury Regulations") or any applicable state statute, the following restrictions shall apply until the earlier of (w) immediately following the conclusion of the corporation's annual meeting of stockholders for the year 2000, unless the Expiration Date is extended as set forth in paragraph (H) of this Article XI, (x) the day after the fifteenth (15th) anniversary of the effective time of the merger of PSG Merger Subsidiary, Inc. with and into PS Group, Inc. (the "Merger"), (y) the repeal of Section 382 of the Code if the Board of Directors determines that the restrictions in this Article XI are no longer necessary for the preservation of the Tax Benefits, and (z) the beginning of a taxable year of the corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier or (subject to paragraph (H) of this Article
XI) later date in accordance with Section (E) of this Article XI. (The date on which the restrictions of this Article XI expire hereunder is sometimes referred to herein as the "Expiration Date.")

    (1) Definitions. For purposes of this Article XI:

      (a) "Option" shall have the meaning set forth in Treasury Regulation
    Section 1.382-4;

      (b) a "Permitted Transferee" shall mean any Person if, and only for so long as, all of the Stock owned (directly or indirectly) by such Person was Transferred to such Person by a Preexisting 5-Percent Shareholder in a Transfer with respect to which the consent of the Board of Directors was obtained pursuant to the penultimate sentence of subparagraph (A)(3).

      (c) a "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization (including the corporation), or any other entity described in Treasury Regulation Section 1.382-3(a)(1)(i);

      (d) a "Preexisting 5-Percent Shareholder" shall mean (i) Berkshire Hathaway Inc. or any direct or indirect majority-owned subsidiary of Berkshire Hathaway Inc.; (ii) J.P. Guerin, Fabienne M. Guerin, the John Patrick Guerin Trust, the Guerin Family Trust and the J. Patrick Guerin III Trust; (iii) ESL Partners, L.P.; (iv) Donaldson, Lufkin & Jenrette Securities Corporation, The Equitable Companies Incorporated, AXA, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle, or any direct or indirect majority-owned subidiary of the foregoing; (v) any other Person who establishes, on or before April 30, 1996, to the satisfaction of the Board of Directors of the corporation that such Person was a "5-percent shareholder" of PS Group, Inc. within the meaning of Treasury Regulation Section 1.382-2T(g)(1)(i) or a "first tier entity" of PS Group, Inc. within the meaning of Treasury Regulation Section 1.382-2T(f)(9) on February 8, 1996; and (vi) any "5-percent

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    owner" or "higher tier entity" (within the meaning of Treasury
    Regulation Section 1.382-2T(f)(10) and 1.382-2T(f)(14), respectively) of any Person described in clauses (i) through (v) above;

      (e) a "Prohibited Ownership Percentage" shall mean any Stock ownership that would cause a Person or Public Group to be a "5-percent shareholder" of the corporation within the meaning of Treasury Regulation Section 1.382-2T(g)(1)(i) or (ii); for this purpose, whether a Person or Public Group would be a "5 percent shareholder" shall be determined (i) without giving effect to the following provisions:
    Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-
    2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (ii) by treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulation
    Section 1.382-2T(h)(2)(i)(A), (iii) by substituting the term "Person" in place of "individual" in Treasury Regulation Section 1.382-2T(g)(1),
    (iv) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulation Section 1.382-2T(d)(1), and (v) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulation Section 1.382-2T(a)(4)(i); in addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in part (e) of this subparagraph (A)(1) shall be applied in lieu of the definition in Treasury Regulation Section 1.382-2T(f)(18), except that any Option shall be treated as Stock only to the extent treating it as Stock would cause an increase in ownership of Stock by such Person and such Option would be deemed exercised pursuant to Treasury Regulations effect for time to time (disregarding whether treating such Option as exercised would cause an ownership change);

      (f) a "Public Group" shall have the meaning contained in Treasury Regulation Section 1.382-2T(f)(13), excluding any "direct public group" with respect to the corporation, as that term is used in Treasury Regulation Section 1.382-2T(j)(2)(ii);

      (g) "Stock" refers to all classes of stock of the corporation, all Options to acquire stock of the corporation and all other interests that would be treated as stock in the corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18)(iii), other than (i) stock described in Section 1504(a)(4) of the Code and (ii) stock that would be described in such Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend arrearages;

      (h) "Transfer" shall mean any conveyance, by any means, of legal or beneficial ownership (direct or indirect) of shares of Stock, whether such means are direct or indirect, voluntary or involuntary, including, without limitation, the transfer of any ownership interest in any entity that owns (directly or indirectly) shares of Stock (and any reference in this Article XI to a Transfer of Stock shall include any Transfer of any interest in any such entity and references to the Persons to whom Stock is Transferred shall include Persons to whom any interest in any such entity shall have been Transferred); and

      (i) "Transferee" means any Person to whom Stock is Transferred.

    (2) Prohibited Transfers. From and after the effective time of the Merger, no Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected: (a) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership Percentage; (b) would increase the Stock ownership percentage (determined in accordance with Section 382 of the Code and the Treasury Regulations thereunder) of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage; or (c) would create, under Treasury Regulation Section 1.382-2T(j)(3)(i), a new "public group" as that term is used in Treasury Regulation
  Section 1.382-2T(f)(13); provided, however, that (x) part (c) of this subparagraph (A)(2) shall not prohibit any Transfer of Stock by (but not to) a Preexisting 5-Percent Shareholder if such Transfer is not prohibited by part (a) or (b) of this subparagraph (A)(2) and if such Stock was acquired by such Preexisting 5-Percent Shareholder in exchange for shares of stock of PS Group, Inc. that were owned by such Preexisting 5-Percent Shareholder on February 8, 1996, (y) part (c) of this subparagraph (A)(2) shall not prohibit any Transfer of Stock by (but not to) a Permitted Transferee if such

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  Transfer is not prohibited by part (a) or (b) of this subparagraph (A)(2), and (z) nothing in this Article XI shall prohibit the Transfer of any interest in any Preexisting 5-Percent Shareholder.

    (3) Board of Directors Consent to Certain Transfers. The Board of Directors may permit any Transfer of Stock that would otherwise be prohibited pursuant to subparagraph (A)(2) of this Article XI if information relating to a specific proposed transaction is presented to the Board of Directors and the Board of Directors determines that, based on the facts in existence at the time of such determination, such transaction will not delay, prevent or otherwise jeopardize the corporation's full utilization of the Tax Benefits. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such a Transfer, including without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through such Transfer; provided, however, that any such restrictions shall be consented to by such Transferee and the certificates representing such Stock shall include an appropriate legend. Notwithstanding the foregoing, the Board of Directors shall consent to any proposed Transfer of Stock by (but not to) a Preexisting 5-Percent Shareholder that is otherwise prohibited by part (a) of subparagraph (A)(2) (but is not prohibited by part (b) of subparagraph
  (A)(2)) without the imposition of any conditions if the Board of Directors determines that (i) the Percentage Point Change In Ownership immediately following such Transfer of Stock would not exceed the Percentage Point Change In Ownership immediately prior to such Transfer, and (ii) the Stock to be Transferred was acquired by such Preexisting 5-Percent Shareholder in exchange for shares of stock of PS Group, Inc. that were owned by such Preexisting 5-Percent Shareholder on February 8, 1996; provided, however, such consent shall not constitute consent with respect to any subsequent Transfer or any Transfer of any other Stock. "Percentage Point Change in Ownership" shall mean, on any date, the aggregate of the increase (expressed in terms of percentage points) of the total amount of Stock owned by each of those "5-percent shareholders" of the corporation (within the meaning of Treasury Regulation Section 1.382-2T(g)(1)) whose percentage ownership of Stock has increased as of such date over the lowest percentage of Stock owned by each such 5-percent shareholder at any time during the three-year period preceding such date, such determination to be made in accordance with Treasury Regulation Section 1.382-2T(c) as if such date were a "testing date."

    (4) Waiver of Restrictions. Notwithstanding anything herein to the contrary, the Board of Directors may waive any of the restrictions contained in subparagraph (A)(2) of this Article XI in any instance in which the Board of Directors determines that a waiver would be in the best interests of the corporation, notwithstanding the effect of such waiver on the Tax Benefits.

  (B) PURPORTED TRANSFER IN VIOLATION OF TRANSFER RESTRICTION. Unless the approval or waiver of the Board of Directors is obtained as provided in subparagraphs (A)(3) or (A)(4) of this Article XI, any purported Transfer of Stock in excess of the shares that could be Transferred to the Transferee without restriction under subparagraph (A)(2) of this Article XI shall not be effective to Transfer record, legal, beneficial or any other ownership of such excess shares (the "Prohibited Shares") to the purported acquiror of any form of such ownership (the "Purported Acquiror"), who shall not be entitled to any rights as a stockholder of the corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). Any purported record, beneficial, legal or other owner of Prohibited Shares shall be deemed to be a "Purported Acquiror" of such Prohibited Shares. If there is more than one Purported Acquiror with respect to certain Prohibited Shares (for example, if the Purported Acquiror of record ownership of such Prohibited Shares is not the Purported Acquiror of beneficial ownership of such Prohibited Shares), then references to "Purported Acquiror" shall include any or all of such Purported Acquirors, as appropriate. Subparagraphs (B)(1) and (B)(2) below shall apply only in the case of violations of the restrictions contained in parts (a) and (b) of subparagraph (A)(2) of this Article XI.

    (1) Transfer of Prohibited Shares and Prohibited Distributions to Agent. Upon demand by the corporation, the Purported Acquiror shall transfer or cause the transfer of any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by

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  the corporation (the "Agent"). The Agent shall sell in an arms-length transaction (through the New York Stock Exchange, if possible, but in any event consistent with applicable law) any Prohibited Shares transferred to the Agent by the Purported Acquiror. (The proceeds of such sale shall be referred to as "Sales Proceeds.") If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subparagraph (B)(2) below if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror other than a transfer which (a) is described in the preceding sentences of this subparagraph (B)(1) and (b) does not itself violate the provisions of this Article XI shall not be effective to transfer any ownership of the Prohibited Shares.

    (2) Allocation of Sale Proceeds, Resale Proceeds and Prohibited Distributions. The Sale Proceeds or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount:
  (a) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, or (b) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the Agent's expenses incurred in performing its duties hereunder and the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be paid over to an entity designated by the corporation that is described in Section 501(c)(3) of the Code. In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties hereunder.

    (3) Prompt Enforcement Against Purported Acquiror. Within thirty (30) business days of learning of the purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party (as hereinafter defined), the corporation through its Secretary shall demand that the Purported Acquiror or the Prohibited Party Group (as hereinafter defined) surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party Group within thirty (30) business days from the date of such demand, the corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this subparagraph (B)(3) shall preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the corporation to act within the time periods set out in this subparagraph (B)(3) shall not constitute a waiver of any right of the corporation to compel any transfer required by, or take any action permitted by, this Article XI. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party or any other violation of Section (A) of this Article XI, the Board of Directors may authorize such additional action as it deems advisable to give effect to the provisions of this Article XI, including, without limitation, refusing to give effect on the books of the corporation to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

    (4) Other Remedies. In the event that the Board of Directors determines that a Person proposes to take any action in violation of subparagraph
  (A)(2) of this Article XI, or in the event that the Board of Directors determines after the fact that an action has been taken in violation of subparagraph (A)(2) of this Article XI, the Board of Directors, subject to subparagraph (B)(5) of this Article XI, may take such action as it deems advisable to prevent or to refuse to give effect to any purported Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such

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

  purported Transfer or other action on the books of the corporation or instituting proceedings to enjoin such purported Transfer or other action. If any Person shall knowingly violate, or knowingly cause any other Person under the control of such Person ("Controlled Person") to violate, subparagraph (A)(2) of this Article XI, then that Person and any Controlled Person shall be jointly and severally liable for, and shall pay to the corporation, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the corporation as a result of such violation, put the corporation in the same financial position as it would have been in had such violation not occurred.

    (5) No Restriction on Settlement of Exchange Transactions. Nothing contained in this Article XI shall preclude the settlement of any transaction involving Stock entered into through the facilities of the New York Stock Exchange, the Pacific Stock Exchange or any other national securities exchange. The application of the provisions and remedies described in this Section (B) of this Article XI shall be deemed not to so preclude any such settlement.

    (6) Modification of Remedies For Certain Indirect Transfers. In the event of any Transfer of Stock which does not involve a transfer of "securities" of the corporation within the meaning of the Delaware General Corporation Law, as amended ("Securities"), but which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in part (a) or (b) of subparagraph (A)(2) of this Article XI, the application of subparagraphs (B)(1) and (B)(2) shall be modified as described in this subparagraph (B)(6). In such case, the Prohibited Party and/or any Person or Public Group whose ownership of the corporation's Securities is attributed to the Prohibited Party pursuant to Section 382 of the Code and the Treasury Regulations thereunder (collectively, the "Prohibited Party Group") shall not be required to dispose of any interest which is not a Security, but shall be deemed to have disposed of, and shall be required to dispose of, sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group), to cause the Prohibited Party, following such disposition, not to be in violation of part (a) or (b) of subparagraph (A)(2) of this
  Article XI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in subparagraphs (B)(1) and (B)(2) of this Article XI, except that the maximum aggregate amount payable to the Prohibited Party Group in connection with such sale shall be the fair market value of the Prohibited Shares at the time of the Prohibited Transfer.

  (C) OBLIGATION TO PROVIDE INFORMATION. The corporation may require as a condition to the registration of the Transfer of any Stock that the proposed Transferee furnish to the corporation all information reasonably requested by the corporation with respect to all the direct or indirect beneficial or legal ownership of Stock or Options to acquire Stock by the proposed Transferee and by Persons controlling, or controlled by or under common control with the proposed Transferee.

  (D) LEGENDS. All certificates issued by the corporation evidencing ownership of shares of Stock of this corporation that are subject to the restrictions on Transfer contained in this Article XI shall bear a conspicuous legend referencing the restrictions set forth in this Article XI.

  (E) FURTHER ACTIONS. Subject to subparagraph (B)(5) of this Article XI, nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary or desirable or in the event that the Board of Directors believes one or more of such actions is in the best interest of the corporation, the Board of Directors may (1) accelerate or, subject to paragraph (H) of this Article XI, extend the Expiration Date, (2) modify the definitions of any terms set forth in this Article XI or (3) conform any provisions of Section (A) of this Article XI to the extent necessary to make such provisions consistent with the Code and Treasury Regulations following any changes therein; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or

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

modification is reasonably necessary or desirable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, as the case may be, which determination may be based upon an opinion of legal counsel to the corporation and which determination shall be filed with the Secretary of the corporation and mailed by the Secretary to the stockholders of this corporation within ten
(10) days after the date of any such determination. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind By-laws, regulations and procedures of the corporation not inconsistent with the express provisions of this Article XI for purposes of determining whether any acquisition of Stock would jeopardize the corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article XI. Such procedures and regulations shall be kept on file with the Secretary of the corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of Stock. The Board of Directors of the corporation shall have the exclusive power and authority to administer this Article XI and to exercise all rights and powers specifically granted to the Board of Directors or the corporation, or as may be necessary or advisable in the administration of this
Article XI, including without limitation, the right and power to (1) interpret the provisions of this Article XI, and (2) make all calculations and determinations deemed necessary or advisable for the administration of this
Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the corporation, the Agent, and all other parties; provided, however, the Board of Directors may delegate all or any portion of its duties and powers under this Article XI to a committee of the Board of Directors as it deems necessary or advisable.

  (F) BENEFITS OF THIS ARTICLE XI. Nothing in this Article XI shall be construed to give to any Person other than the corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the corporation and the Agent.

  (G) SEVERABILITY. If any provision of this Article XI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XI.

  (H) AUTOMATIC EXPIRATION UNLESS STOCKHOLDER APPROVAL OBTAINED. Notwithstanding anything to the contrary in this Article XI, and subject to the power of the Board of Directors to accelerate the Expiration Date pursuant to paragraph (E) of this Article XI, the Expiration Date shall occur immediately following the conclusion of the corporation's annual meeting of stockholders for the year 2000, unless the stockholders, by the affirmative vote of the holders of not less than 50% of the outstanding shares of Common Stock of the corporation entitled to vote at such annual meeting, pass a resolution extending the Expiration Date, in which case the Expiration Date shall be extended as required by the terms of such resolution.

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